Exhibit 10.01

Execution Version

INCREMENTAL JOINDER AGREEMENT NO. 2

This INCREMENTAL JOINDER AGREEMENT NO. 2 (this “Agreement”), dated as of February 24, 2023 and effective as of the Effective Date (as hereinafter defined), is made and entered into by and among CHURCHILL DOWNS INCORPORATED, a Kentucky corporation (“Borrower”), the other Credit Parties party hereto, the 2023 INCREMENTAL TERM A FACILITY LENDERS (as hereinafter defined) party hereto, the TERM A FACILITY LENDERS party hereto, the REVOLVING LENDERS party hereto, and JPMORGAN CHASE BANK, N.A., as administrative agent under the Existing Credit Agreement referred to below (in such capacity, “Administrative Agent”).

RECITALS

A. Reference is made to that certain Credit Agreement, dated as of December 27, 2017 (as amended by that certain First Amendment to Credit Agreement, dated as of March 16, 2020, that certain Second Amendment to Credit Agreement, dated as of April 28, 2020, that certain Third Amendment to Credit Agreement, dated as of February 1, 2021, that certain Incremental Joinder Agreement No. 1, dated as of March 17, 2021, that certain Fourth Amendment to Credit Agreement, dated as of April 13, 2022, and as further amended, amended and restated, supplemented or otherwise modified prior to giving effect to the amendments contemplated by this Agreement, the “Existing Credit Agreement”), by and among Borrower, the subsidiaries of Borrower party thereto as guarantors, the banks, financial institutions and other entities from time to time party thereto as lenders (including the L/C Lenders and the Swingline Lender) (collectively, the “Lenders”), Administrative Agent and JPMorgan Chase Bank, N.A., as collateral agent under the Credit Agreement (in such capacity, “Collateral Agent”).

B. Pursuant to Section 2.12 of the Existing Credit Agreement, Borrower has requested that those certain financial institutions party hereto and listed on Schedule A hereto (the “2023 Incremental Term A Facility Lenders”) provide in the aggregate $500,000,000.00 in term A loans with terms identical to the terms of existing “Term A Facility Loans” set forth in the Credit Agreement (as defined below) (the “2023 Incremental Term A Loans” and the related commitments, the “2023 Incremental Term A Loan Commitments”).

C. Pursuant to Section 2.12(f) and Section 13.04(c) of the Existing Credit Agreement, Borrower has further requested that Administrative Agent agree to amend the Existing Credit Agreement subject to and in accordance with the terms and conditions set forth herein to reflect the incurrence of the 2023 Incremental Term A Loans.

D. Borrower, the 2023 Incremental Term A Facility Lenders, the Term A Facility Lenders party hereto, the Revolving Lenders party hereto and Administrative Agent are willing to agree to enter into this Agreement, subject to the conditions and on the terms set forth below.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower, each of the other Credit Parties party hereto, Administrative Agent, the Term A Facility Lenders party hereto, the Revolving Lenders party hereto and the 2023 Incremental Term A Facility Lenders agree as follows:

1. Definitions. Except as otherwise expressly provided herein, capitalized terms used in this Agreement (including in the Recitals and the introductory paragraph above) shall have the meanings given in the Credit Agreement, and the rules of construction set forth in the Credit Agreement shall apply to this Agreement.

2. Agreement to Make 2023 Incremental Term A Loans.

(a) Each 2023 Incremental Term A Facility Lender hereby agrees, severally and not jointly, to provide its respective 2023 Incremental Term A Loan Commitment as set forth on Schedule A annexed hereto on the terms set forth in this Agreement, and its 2023 Incremental Term A Loan Commitment shall be binding as of the Effective Date. Each 2023 Incremental Term A Facility Lender hereby agrees, severally and not jointly, to make a 2023 Incremental Term A Loan to Borrower on the Effective Date having the terms set forth in this Agreement and the Credit Agreement in the amount of its 2023 Incremental Term A Loan Commitment.

(b) The 2023 Incremental Term A Loan Commitment of each 2023 Incremental Term A Facility Lender is in addition to such 2023 Incremental Term A Facility Lender’s existing Loans and Commitments under the Existing Credit Agreement, if any (which, except to the extent repaid on the Effective Date, shall continue under and be subject in all respects to the Credit Agreement), and, immediately after giving effect to the amendments contemplated hereby, will be subject in all respects to the terms of the Credit Agreement (and, in each case, the other Credit Documents).

(c) This Agreement represents Borrower’s request pursuant to Section 2.12(a) of the Credit Agreement for the 2023 Incremental Term A Loan Commitments to be established and provided on the terms set forth herein on the Effective Date and for the 2023 Incremental Term A Loans to be made thereunder to be funded on the Effective Date. It is the understanding, agreement and intention of the parties that (i) all 2023 Incremental Term A Loans and the Term A Facility Loans shall constitute a single Tranche under the Credit Agreement and shall be of the same Class, shall have identical terms and be fungible with each other, and the covenants and other terms applicable to the 2023 Incremental Term A Loans shall be the same as the covenants and other terms applicable to the Term A Facility Loans under the Credit Documents, (ii) the 2023 Incremental Term A Loans shall constitute Loans, Incremental Term A Loans, Term Loans and Term A Facility Loans under the Credit Documents, (iii) the 2023 Incremental Term A Facility Lenders shall constitute Lenders and Term A Facility Lenders under the Credit Documents and (iv) for U.S. federal and applicable state and local income tax purposes, after giving effect to this Agreement, the existing Term A Facility Loans outstanding immediately prior to the Effective Date and the 2023 Incremental Term A Loans are intended to be treated as one fungible tranche. The 2023 Incremental Term A Loans shall be subject to the provisions of, and shall be on the terms and conditions set forth in, the Credit Agreement and the other Credit Documents. The 2023 Incremental Term A Loan Commitments shall automatically terminate on the Effective Date after giving effect to the making of the 2023 Incremental Term A Loans. Borrower hereby designates the 2023 Incremental Term A Loan Commitments as incurred pursuant to clause (d) of the definition of “Incremental Loan Amount”.

(d) The aggregate principal amount of Term A Facility Loans under the Credit Agreement outstanding as of the Effective Date, after giving effect to this Agreement and the funding of all of the 2023 Incremental Term A Loans on the Effective Date, will be $1,300,000,000.00.

(e) Each 2023 Incremental Term A Facility Lender (a) confirms that it has received a copy of the Existing Credit Agreement and the other Credit Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; (b) agrees that it will, independently and without reliance upon Administrative Agent or any other Lender or Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, the other Credit Documents or any other instrument or document furnished pursuant hereto or thereto; (c) appoints and authorizes each applicable Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement, the other Credit Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to each such Agent, as applicable, by the terms thereof, together with such powers as are incidental thereto; (d) hereby affirms the acknowledgements of such Lender as a Lender contained in Section 12.07 of the Credit Agreement; and (e) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with the terms of the Credit Agreement all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender. Each 2023 Incremental Term A Facility Lender has delivered herewith to Borrower and Administrative Agent such forms, certificates or other evidence with respect to United States federal income tax withholding matters as such 2023 Incremental Term A Facility Lender may be required to deliver to Borrower and Administrative Agent pursuant to Section 5.06 of the Credit Agreement.

(e) Section 7.02(a)(i) and (ii) of the Existing Credit Agreement shall not apply to the Borrowing of 2023 Incremental Term A Loans pursuant to this Agreement.

(f) The 2023 Incremental Term A Loans borrowed on the Effective Date will be Term Benchmark Loans with an Interest Period ending on March 1, 2023 and an Adjusted Term SOFR Rate of 4.66776% for such Interest Period.

(g) The parties hereto hereby agree that, notwithstanding anything in the Credit Agreement to the contrary, Administrative Agent is hereby authorized to take all actions as it may reasonably deem to be necessary to ensure that the 2023 Incremental Term A Loans are included in the same class as the Term A Facility Loans and Administrative Agent shall be authorized to mark the Register accordingly to reflect the amendments and adjustments set forth herein.

3. Amendments to Existing Credit Agreement. Pursuant to Sections 2.12(f) and 13.04(c) of the Existing Credit Agreement, subject to the conditions and upon the terms set forth in this Agreement and in reliance on the representations and warranties of the Credit Parties set forth in this Agreement, Borrower, each of the other Credit Parties party hereto, each 2023 Incremental Term A Facility Lender, each Term A Facility Lender party hereto, each Revolving Lender party hereto and Administrative Agent agree that on the Effective Date, simultaneously with the effectiveness of the provisions of Section 2 hereof, the Existing Credit Agreement shall be amended as follows (the Existing Credit Agreement, as so amended by this Agreement, and as it may be further amended, restated, amended and restated, replaced, supplemented or otherwise modified from time to time, the “Credit Agreement”):

(a) The following new definitions are hereby added to Section 1.01 of the Existing Credit Agreement, inserted in proper alphabetical order:

““2023 Incremental Joinder Agreement” shall mean that certain Incremental Joinder Agreement No. 2, dated as of February 24, 2023, by and among Borrower, other Credit Parties party thereto, the Lenders party thereto and Administrative Agent.”

““2023 Incremental Joinder Agreement Effective Date” shall mean February 24, 2023.”

““2023 Incremental Term A Loans” shall have the meaning assigned to that term in the 2023 Incremental Joinder Agreement.”

““Term A Facility Initial Borrowing Date” shall mean November 1, 2022.”

(b) Clause (a) of the definition of “Applicable Margin” in Section 1.01 of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

“(a) for each Type and Class of Loan with respect to the Revolving Facility and the Term A Facility, the applicable percentage per annum as set forth on Annex B-2 (or the applicable Incremental Joinder Agreement, Refinancing Amendment or Extension Amendment) for such Type and Class of Loan, set forth opposite the relevant Consolidated Total Net Leverage Ratio in Annex B-2 (or the applicable Incremental Joinder Agreement, Refinancing Amendment or Extension Amendment) determined as of the most recent Calculation Date; provided that, notwithstanding anything herein to the contrary, (x) the applicable percentage per annum with respect to the Revolving Facility from and after the Fourth Amendment Effective Date will be set at Level III as set forth on Annex B-2 until delivery of the Section 9.04 Financials for the first full fiscal quarter ending after the Fourth Amendment Effective Date and (y) the applicable percentage per annum with respect to the Term A Facility from and after the 2023 Incremental Joinder Agreement Effective Date will be set at the higher of (i) Level II and (ii) Level I (solely to the extent such Level that would otherwise be applicable to the Term A Facility), in each case, as set forth on Annex B-2 until delivery of the Section 9.04 Financials for the first full fiscal quarter ending after the 2023 Incremental Joinder Agreement Effective Date. Any change in the Consolidated Total Net Leverage Ratio shall be effective to adjust the Applicable Margin for the Revolving Loans and the Term A Facility Loans on and as of the date of receipt by Administrative Agent of the Section 9.04 Financials resulting in such change until the date immediately preceding the next date of delivery of Section 9.04 Financials resulting in another such change. If (i) Borrower fails to deliver the Section 9.04 Financials within the times specified in Section 9.04(a) or 9.04(b), as applicable, or (ii) an Event of Default is continuing and the Required Revolving Lenders and Required Tranche Lenders for the Term A Facility have directed the application of Level I for the Revolving Facility and the Term A Facility, such ratio shall be deemed to be at Level I as set forth in Annex B-2 (or the applicable Incremental Joinder Agreement, Refinancing Amendment or Extension Amendment) from the date of any such failure to deliver until Borrower delivers such Section 9.04 Financials in the case of clause (i) or the date of delivery of such direction in the case of clause (ii) until such Event of Default is no longer continuing or the Required Revolving Lenders and Required Tranche Lenders for the Term A Facility have otherwise agreed that such Level I is no longer applicable, as applicable. In the event of an Inaccuracy Determination, and such inaccuracy, if corrected, would have led to the application of a higher Applicable Margin for any period (an “Inaccurate Applicable Margin Period”) than the Applicable Margin applied for such Inaccurate Applicable Margin Period, then Borrower shall promptly (i) deliver to Administrative Agent corrected Section 9.04 Financials for such Inaccurate Applicable Margin Period, (ii) determine the Applicable Margin for such Inaccurate Applicable Margin Period based upon the corrected Section 9.04 Financials and (iii) pay to Administrative Agent the accrued additional interest owing as a result of such increased Applicable Margin for such Inaccurate Applicable Margin Period, which payment shall be promptly applied by Administrative Agent in accordance with Section 4.01 (provided that no Default or Event of Default shall be deemed to have occurred as a result of such nonpayment (and no such shortfall amount shall be deemed overdue or accrue interest at the Default Rate) unless such shortfall amount is not paid on or prior to the tenth Business Day following demand for such payment by Administrative Agent to Borrower). It is acknowledged and agreed that, except as provided in the parenthetical to the immediately preceding sentence, nothing contained herein shall limit the rights of Administrative Agent and the Lenders under the Credit Documents, including their rights under Section 3.02 and Article XI and their other respective rights under this Agreement;”

(c) The definition of “Co-Syndication Agents” in Section 1.01 of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

““Co-Syndication Agents” shall mean (a) BofA Securities, Inc., PNC Capital Markets, U.S. Bank and Wells Fargo, in their capacities as co-syndication agents hereunder and (b) BofA Securities, Inc., Capital One, National Association, Fifth Third Bank, National Association, Morgan Stanley Senior Funding, Inc., PNC Capital Markets, Truist Bank, U.S. Bank and Wells Fargo, in their capacities as co-syndication agents with respect to the 2023 Incremental Joinder Agreement.”

(d) The definition of “Lead Arranger” in Section 1.01 of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

““Lead Arrangers” shall mean (a) JPMorgan, BofA Securities, Inc., Fifth Third Bank, National Association, PNC Capital Markets, U.S. Bank, Wells Fargo and Capital One, National Association, in their capacities as joint lead arrangers and joint bookrunners hereunder for the Closing Date Revolving Facility and Term A Facility, (b) JPMorgan, Fifth Third Bank, National Association, PNC Capital Markets, U.S. Bank and Wells Fargo, in their capacities as joint lead arrangers and joint bookrunners hereunder for the Term B Facility and the Term B-1 Facility and (c) JPMorgan, BofA Securities, Inc., Capital One, National Association, Fifth Third Bank, National Association, Morgan Stanley Senior Funding, Inc., PNC Capital Markets, Truist Securities, Inc., U.S. Bank and Wells Fargo, in their capacities as joint lead arrangers and joint bookrunners with respect to the 2023 Incremental Joinder Agreement.”

(e) The definition of “Senior Managing Agent” in Section 1.01 of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

““Senior Managing Agent” shall mean (a) KeyBank National Association and Macquarie Capital (USA) Inc., each in its capacity as senior managing agent and (b) First Horizon Bank and Pinnacle Bank, each in their capacity as senior managing agent with respect to the 2023 Incremental Joinder Agreement.”

(f) The definition of “Term A Facility Availability Period” in Section 1.01 of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

““Term A Facility Availability Period” shall mean, the period from and including the Fourth Amendment Effective Date through and including March 24, 2023. For purposes of clarification, the Term A Facility Availability Period applied only to the Term A Facility Commitments provided under the Fourth Amendment and terminated on the Term A Facility Initial Borrowing Date at the time the Term A Facility Loans under such Term A Facility Commitments were borrowed.”

(g) The definition of “Term A Facility Commitment” in Section 1.01 of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

““Term A Facility Commitment” shall mean, for each Term A Facility Lender, the obligation of such Lender, if any, to make a Term A Facility Loan to Borrower (a) in the case of such obligations established under the Fourth Amendment, during the Term A Facility Availability Period in an aggregate principal amount not to exceed the amount set forth opposite such Lender’s name under the heading “Term A Facility Commitment” on Annex A-4, (b) in the case of such obligations established under the 2023 Incremental Joinder Agreement, in an aggregate principal amount not to exceed the amount set forth opposite such Lender’s name on Schedule A of the 2023 Incremental Joinder Agreement or (c) in the Assignment Agreement pursuant to which such Lender assumed its Term A Facility Commitment, as applicable, as the same may be (i) changed pursuant to Section 13.05(b) or (ii) reduced or terminated from time to time pursuant to Section 2.04 or Section 11.01. For the avoidance of doubt, the aggregate principal amount of Term A Facility Commitments of all Term A Facility Lenders on the 2023 Incremental Joinder Agreement Effective Date after giving effect to the 2023 Incremental Joinder Agreement but prior to the funding of the 2023 Incremental Term A Loans on such date is $500.0 million.”

(h) Section 2.01(b) of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

“(b) Term A Facility Loans. Each Term A Facility Lender with a Term A Facility Commitment agrees, severally and not jointly, to make to the Borrower, and the Borrower may request, (x) in the case of such obligations established under the Fourth Amendment, on any Business Day during the Term A Facility Availability Period and (y) in the case of such obligations established under the 2023 Incremental Joinder Agreement, on the 2023 Incremental Joinder Agreement Effective Date, the term loans to the Borrower in an aggregate principal amount of such Term A Facility Lender’s Term A Facility Commitment. Solely in the case of any Term A Facility Commitments established under the Fourth Amendment, on any Business Day during the Term A Facility Availability Period, subject to the satisfaction of the conditions set forth herein, the Borrower may make a single Borrowing under the Term A Facility Commitments up to the aggregate principal amount of the outstanding Term A Facility Commitments. Term A Facility Loans that are repaid or prepaid may not be reborrowed. Term A Facility Loans will be available as ABR Loans and Term Benchmark Loans.”

(i) Section 2.04(a)(ii) of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

“(ii) In addition to any other mandatory commitment reductions pursuant to this Section 2.04, any outstanding Term A Facility Commitments shall automatically terminate upon the earlier of (x) any funding of the Term A Facility Loans pursuant to Section 2.01(b) and (y) solely in the case of such obligations established under the Fourth Amendment, at 5:00 p.m., New York City time, on the last Business Day of the Term A Facility Availability Period (whether or not any Term A Loans are incurred on such Business Day).”

(j) Section 2.05(f) of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

“(f) In the case of any Term A Facility Commitments established under the Fourth Amendment, on the date of Borrowing under the Term A Facility Borrower shall pay to Administrative Agent for the account of each Term A Facility Lender (other than a Defaulting Lender), with respect to such Term A Facility Lender’s Term A Facility Commitment, a commitment fee for the period from and including the date that is sixty (60) days after the Fourth Amendment Effective Date to but not including the date of such Borrowing, computed at a rate per annum equal to the Applicable Fee Percentage in respect of the Term A Facility in effect from time to time during such period on the actual daily amount of such Term A Facility Lender’s Unutilized Term A Facility Commitment. The commitment fee under this Section 2.05(f) in respect of any Term A Facility Commitment shall be payable on the date of, and only in the case of, any Borrowing under the Term A Facility established under the Fourth Amendment.”

(k) Section 2.12(b)(xi) of the Existing Credit Agreement is hereby amended by replacing the reference to “Section 3.01(c)” therein with a reference to “Section 3.01(b)”.

(l) Section 3.01(b) of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

“(b) Term A Facility Loans. Borrower hereby promises to pay to Administrative Agent for the account of the Lenders with Term A Facility Loans in repayment of the principal of such Term A Facility Loans, (i) on the last Business Day of each fiscal quarter (commencing with the first full fiscal quarter following the Term A Facility Initial Borrowing Date), an aggregate amount equal to 1.25% of the sum of (x) the aggregate principal amount of all Term A Facility Loans made on the Term A Facility Initial Borrowing Date and (y) the aggregate principal amount of all Term A Facility Loans made on the 2023 Incremental Joinder Agreement Effective Date pursuant to the 2023 Incremental Joinder Agreement (subject to adjustment for any prepayments made under Section 2.09 or Section 2.10 or Section 2.11(b) or Section 13.04(b)(B) or as provided in Section 2.12, in Section 2.13 or in Section 2.15) and (ii) the remaining principal amount of Term A Facility Loans on the Term A Facility Maturity Date.”

(m) The first paragraph of Section 7.02(c) of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

“(c) Term A Facility Loans. In the case of the Borrowing of Term A Facility Loans on the Term A Facility Initial Borrowing Date:”

(n) Section 8.11(a)(iii) of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

“(iii) (x) the Term A Facility Loans Borrowed on the Term A Facility Initial Borrowing Date to finance a portion of the Specified Acquisition and the fees and expenses in connection therewith, and (y) the Term A Facility Loans Borrowed on the 2023 Incremental Joinder Agreement Effective Date to repay any or all outstanding Revolving Loans as of the 2023 Incremental Joinder Agreement Effective Date, for general corporate purposes and for any other purposes not prohibited by this Agreement; and”

4. Representations and Warranties. To induce the 2023 Incremental Term A Facility Lenders to provide the 2023 Incremental Term A Loan Commitments and Administrative Agent, the Term A Facility Lenders party hereto, the Revolving Lenders party hereto and the 2023 Incremental Term A Facility Lenders to enter into this Agreement, Borrower and each of the other Credit Parties party hereto represent to the Term A Facility Lenders party hereto, the Revolving Lenders party hereto, the 2023 Incremental Term A Facility Lenders and Administrative Agent that as of the date hereof and as of the Effective Date (before and after giving effect to all of the transactions occurring on the Effective Date):

(a) Borrower and each Restricted Subsidiary (i) is a corporation, partnership, limited liability company or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization; (ii)(1) has all requisite corporate or other power and authority and (2) has all governmental licenses, authorizations, consents and approvals necessary to own its Property and carry on its business as now being conducted; and (iii) is qualified to do business and is in good standing in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary; except, in the case of clauses (ii)(2) and (iii) where the failure thereof individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect;

(b) Borrower and each Credit Party has all necessary corporate or other organizational power, authority and legal right to execute, deliver and perform its obligations under this Agreement and each other Credit Document to which it is a party and to consummate the transactions herein and therein contemplated; the execution, delivery and performance by Borrower and each Credit Party of this Agreement and each other Credit Document to which it is a party and the consummation of the transactions herein and therein contemplated have been duly authorized by all necessary corporate, partnership or other organizational action on its part; and this Agreement has been duly and validly executed and delivered by each Credit Party party hereto and constitutes, and each of the other Credit Documents to which it is a party when executed and delivered by such Credit Party will constitute, its legal, valid and binding obligation, enforceable against each Credit Party, as applicable, in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws of general applicability from time to time in effect affecting the enforcement of creditors’ rights and remedies and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

(c) none of the execution, delivery and performance by any Credit Party of this Agreement nor the consummation of the transactions herein contemplated do or will (i) conflict with or result in a breach of, or require any consent (which has not been obtained and is in full force and effect) under (x) any Organizational Document of any Credit Party or (y) any applicable Requirement of Law (including, without limitation, any Gaming/Racing Law) or (z) any order, writ, injunction or decree of any Governmental Authority binding on any Credit Party, or result in a breach of, or require termination of, any term or provision of any Contractual Obligation of any Credit Party or (ii) constitute (with due notice or lapse of time or both) a default under any such Contractual Obligation or (iii) result in or require the creation or imposition of any Lien (except for the Liens created pursuant to the Security Documents) upon any Property of any Credit Party pursuant to the terms of any such Contractual Obligation, except with respect to (i)(y), (i)(z), (ii) or (iii) which would not reasonably be expected to result in a Material Adverse Effect;

(d) no Event of Default has occurred and is continuing; and

(e) the representations and warranties made by Borrower or any other Credit Party in or pursuant to the Credit Documents to which such entity is a party, as amended hereby, are true and correct in all material respects on and as of such date as if made on and as of such date (except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date); provided that, any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct in all respects on such dates.

5. Effectiveness of this Agreement. This Agreement shall be effective, and the 2023 Incremental Term A Facility Lenders shall fund their 2023 Incremental Term A Loan Commitments, on the date (the “Effective Date”) on which all of the following conditions are satisfied or waived:

(a) (i) Borrower, (ii) the other Credit Parties (other than Churchill Downs Louisiana Horseracing Company, L.L.C (“CDLHC”) and SCE Partners, LLC (“SCE Partners”)), (iii) Administrative Agent, (iv) each 2023 Incremental Term A Facility Lender and (v) Term A Facility Lenders and Revolving Lenders collectively constituting the Required Lenders shall have delivered their fully executed signature pages hereto to Administrative Agent;

(b) (i) no Event of Default shall have occurred and be continuing, (ii) each of the representations and warranties contained in Section 4 of this Agreement shall be true and correct and (iii) Administrative Agent shall have received an Officer’s Certificate of Borrower, dated the Effective Date, certifying that the conditions set forth in this clause (b) have been satisfied;

(c) on or prior to the Effective Date, Administrative Agent and each 2023 Incremental Term A Facility Lender shall have received at least three (3) Business Days prior to the Effective Date all documentation and other information reasonably requested in writing at least ten (10) Business Days prior to the Effective Date by Administrative Agent and such 2023 Incremental Term A Facility Lender, as applicable, that Administrative Agent and such 2023 Incremental Term A Facility Lender, as applicable, reasonably determine is required by regulatory authorities from the Credit Parties under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the Act;

(d) no later than three (3) Business Days prior to the Effective Date, to the extent Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation and to the extent requested by Administrative Agent or any 2023 Incremental Term A Facility Lender at least ten (10) Business Days prior to the Effective Date, Administrative Agent and each such 2023 Incremental Term A Facility Lender, as applicable, shall have received a Beneficial Ownership Certification in relation to Borrower;

(e) all fees due to Administrative Agent and the 2023 Incremental Term A Facility Lenders on the Effective Date shall have been paid from the proceeds of the 2023 Incremental Term A Loans on the Effective Date or otherwise, and to the extent invoiced at least two (2) Business Days prior to the Effective Date (unless otherwise agreed by Borrower), all costs and expenses (including, without limitation, reasonable legal fees and expenses of Cahill Gordon & Reindel LLP) of Administrative Agent in respect of the transactions contemplated herein, shall have been paid from the proceeds of the 2023 Incremental Term A Loans on the Effective Date or otherwise;

(f) Administrative Agent shall have received copies of the Organizational Documents of each Credit Party and evidence of all corporate or other applicable authority for each such Credit Party (including resolutions or written consents and incumbency certificates) with respect to the execution, delivery and performance of this Agreement, certified as of the Effective Date as complete and correct copies thereof by a Responsible Officer of each such Credit Party (or the member or manager or general partner of such Credit Party, as applicable) (provided that, in lieu of attaching such Organizational Documents and/or evidence of incumbency, such certificate may certify that (x) since the Closing Date (or such later date on which the applicable Credit Party became party to the Credit Documents), there have been no changes to the Organizational Documents of such Credit Party and (y) no changes have been made to the incumbency certificate of the officers of such Credit Party delivered on the Closing Date (or such later date referred to above));

(g) Administrative Agent shall have received a solvency certificate substantially in the form of Exhibit G to the Existing Credit Agreement from the chief financial officer or other equivalent officer of Borrower with respect to the Solvency of Borrower (on a consolidated basis with its Subsidiaries);

(h) Administrative Agent shall have received the following opinions, each of which shall be addressed to Administrative Agent, Collateral Agent, the 2023 Incremental Term A Facility Lenders, the Term A Facility Lenders party hereto and the Revolving Lenders party hereto and covering customary matters for transactions of this type as reasonably requested by Administrative Agent:

(i) an opinion of Latham & Watkins LLP, special counsel to the Credit Parties; and

(ii) opinions of local counsel to the Credit Parties in such jurisdictions as are set forth in Schedule B;

(i) all of the applicable requirements under Section 2.12 of the Existing Credit Agreement with respect to the incurrence of the 2023 Incremental Term A Loans shall have been complied with or waived;

(j) Administrative Agent shall have received a Notice of Borrowing, duly completed and complying with Section 4.05 of the Existing Credit Agreement (or as otherwise agreed by Administrative Agent); and

(k) Administrative Agent shall have received the following items with respect to each Mortgaged Real Property, each in form and substance reasonably acceptable to Administrative Agent:

(i) an amendment to each existing Mortgage encumbering such Mortgaged Real Property (each such Mortgaged Real Property encumbered by a Mortgage prior to the date hereof, an “Existing Mortgaged Real Property”) to include the 2023 Incremental Term A Loans in the obligations secured by such Mortgage (the “Mortgage Amendments”), each duly executed and delivered by an authorized officer of each Credit Party party thereto and in form suitable for filing and recording in all filing or recording offices that Administrative Agent may deem necessary or desirable;

(ii) such mortgage-modification endorsements as Administrative Agent may reasonably request to the Lenders’ title insurance policies previously delivered to Administrative Agent with respect to each of the Existing Mortgaged Real Properties, each effective as of the date of the recordation or filing of the applicable Mortgage Amendment and in form and substance reasonably satisfactory to Administrative Agent;

(iii) with respect to each Mortgage Amendment, legal opinions, each of which shall be addressed to Administrative Agent, Collateral Agent and the Lenders, dated the effective date of such Mortgage Amendment and covering such matters as Administrative Agent shall reasonably request in a manner customary for transactions of this type; and

(iv) a completed “Life-of-Loan” Federal Emergency Management Agency standard flood hazard determination with respect to each Existing Mortgaged Real Property and if such Existing Mortgaged Real Property is located in a special flood hazard area, a notice about special flood hazard area status and flood disaster assistance duly executed by Borrower and the applicable Credit Party relating thereto (together with evidence of insurance as required with respect to such Existing Mortgaged Real Properties pursuant to Section 9.02(c) of the Existing Credit Agreement.

6. Acknowledgments.

(a) Borrower and each other Credit Party party hereto acknowledges and agrees that, both before and after giving effect to this Agreement, Borrower and each such other Credit Party is, jointly and severally, indebted to the Lenders and the other Secured Parties for the Obligations, without defense, counterclaim or offset of any kind. Borrower and each other Credit Party party hereto hereby ratifies and reaffirms the validity, enforceability and binding nature of such Obligations both before and after giving effect to this Agreement (except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally and subject to general principles of equity). Borrower and each other Credit Party party hereto confirms and agrees that the Obligations include the 2023 Incremental Term A Loans.

(b) Borrower and each other Credit Party party hereto hereby (i) ratifies and reaffirms its obligations under the Credit Documents to which it is a party and its prior grant and the validity and enforceability (except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally and subject to general principles of equity) of the Liens and security interests granted to Collateral Agent for the benefit of the Secured Parties to secure all of the Obligations by Borrower and each such other Credit Party pursuant to the Credit Documents to which any of Borrower or such other Credit Party is a party and hereby confirms and agrees that, after giving effect to this Agreement, all such Liens and security interests are, and each such Credit Document is, and shall continue to be, in full force and effect and each is hereby ratified and confirmed in all respects and (ii) in the case of each Guarantor, ratifies and reaffirms its guaranty of the Obligations. Without limiting the generality of the foregoing, the Security Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations of the Credit Parties under the Credit Documents, as amended by, and after giving effect to, this Agreement.

7. Post-Closing Requirements.

(a) CDLHC

(i) Until such time as CDLHC becomes a party to this Agreement as a Credit Party in accordance with this Section 7(a), CDLHC’s obligations under the Credit Documents to which it is a party, including without limitation its obligations under the Guarantee and the Security Documents, shall not be deemed effective with respect to the 2023 Incremental Term A Loans and CDLHC shall have no obligations thereunder in favor of the 2023 Incremental Term A Facility Lenders (or any Agent on their behalf).

(ii) Within 30 days of the Effective Date, Borrower shall have caused CDLHC to submit all documents and take all action necessary to obtain the required Gaming/Racing Approvals from the Gaming/Racing Authorities in the State of Louisiana for CDLHC to execute this Agreement in its capacity as a Credit Party and, thereafter, Borrower shall use commercially reasonable efforts cause CDLHC to obtain such Gaming/Racing Approvals.

(iii) Within 30 days of CDLHC’s receipt of requisite Gaming/Racing Approvals from Gaming/Racing Authorities in the State of Louisiana Borrower shall have caused CDLHC execute and deliver a joinder agreement to this Agreement in form and substance reasonably satisfactory to Administrative Agent in pursuant to which CDLHC becomes a signatory hereto as a “Credit Party”.

(b) SCE Partners

(i) Until such time as SCE Partners becomes a party to this Agreement as a Credit Party in accordance with this Section 7(b), SCE Partners’ obligations under the Credit Documents to which it is a party, including without limitation its obligations under the Guarantee and the Security Documents, shall not be deemed effective with respect to the 2023 Incremental Term A Loans and SCE Partners shall have no obligations thereunder in favor of the 2023 Incremental Term A Facility Lenders (or any Agent on their behalf).

(ii) Within 30 days of the Effective Date, Borrower shall have caused SCE Partners to submit all documents and take all action necessary to obtain the required Gaming/Racing Approvals from the Gaming/Racing Authorities in the State of Iowa for SCE Partners to execute this Agreement in its capacity as a Credit Party and, thereafter, Borrower shall use commercially reasonable efforts cause SCE Partners to obtain such Gaming/Racing Approvals.

(iii) Within 30 days of SCE Partners’ receipt of requisite Gaming/Racing Approvals from Gaming/Racing Authorities in the State of Iowa Borrower shall have caused SCE Partners execute and deliver a joinder agreement to this Agreement in form and substance reasonably satisfactory to Administrative Agent in pursuant to which SCE Partners becomes a signatory hereto as a “Credit Party”

8. Miscellaneous.

(a) THIS AGREEMENT AND ANY CLAIMS, CONTROVERSIES, DISPUTES, OR CAUSES OF ACTION (WHETHER ARISING UNDER CONTRACT LAW, TORT LAW OR OTHERWISE) BASED UPON OR RELATING TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW PRINCIPLES THAT WOULD APPLY THE LAW OF ANOTHER JURISDICTION.

(b) EACH PARTY HERETO AGREES THAT SECTIONS 13.09(b), (c), (d) AND (e) OF THE CREDIT AGREEMENT SHALL APPLY TO THIS AGREEMENT MUTATIS MUTANDIS.

(c) This Agreement may be executed in one or more duplicate counterparts and, subject to the other terms and conditions of this Agreement, when signed by all of the parties listed below shall constitute a single binding agreement. Delivery of an executed signature page to this Agreement by facsimile transmission or other electronic transmission (including portable document format (“.pdf”) or similar format) shall be as effective as delivery of a manually signed counterpart of this Agreement. This Agreement, the Credit Agreement and the other Credit Documents constitute the entire contract among the parties thereto relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement and any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include an electronic symbol or process attached to a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record (each an “Electronic Signature”), deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that nothing herein shall require Administrative Agent to accept Electronic Signatures in any form or format without its prior written consent.

(d) Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Agreement shall be prohibited by or invalid under applicable Law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Agreement.

(e) Except as amended hereby, all of the provisions of the Credit Agreement and the other Credit Documents shall remain in full force and effect except that each reference to the “Credit Agreement”, or words of like import in any Credit Document, shall mean and be a reference to the Credit Agreement as amended hereby. This Agreement shall be deemed a “Credit Document” as defined in the Credit Agreement.

(f) This Agreement shall not extinguish the obligations for the payment of money outstanding under the Existing Credit Agreement or discharge or release the priority of any Credit Document (or any other security therefor). Nothing herein contained shall be construed as a substitution or novation of the obligations outstanding under the Existing Credit Agreement, any of the other Credit Documents or the instruments, documents and agreements securing the same, which shall remain in full force and effect. Nothing in this Agreement shall be construed as a release or other discharge of Borrower or any other Credit Party from any of its obligations and liabilities under the Existing Credit Agreement or the other Credit Documents.

(g) For purposes of the Credit Agreement, the initial notice address of each 2023 Incremental Term A Facility Lender (other than any 2023 Incremental Term A Facility Lender that, immediately prior to the execution of this Agreement, is a “Lender” under the Existing Credit Agreement) shall be as set forth below its signature to this Agreement.

(h) Each 2023 Incremental Term A Facility Lender party hereto, in its capacity as a 2023 Incremental Term A Facility Lender hereunder and in its capacity as a Lender under the Existing Credit Agreement, hereby consents to the incurrence of the 2023 Incremental Term A Loans on the terms set forth herein.

(i) Each party hereto agrees that Section 13.10 of the Credit Agreement shall apply to this Agreement mutatis mutandis.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written, to be effective as of the Effective Date.

Borrower:

CHURCHILL DOWNS INCORPORATED

By:	/s/ Marcia A. Dall
Name:	Marcia A. Dall
Title:	Executive Vice President and Chief Financial Officer

[Signature Page to Incremental Joinder Agreement No. 2]

ARLINGTON PARK RACECOURSE, LLC
BB DEVELOPMENT LLC
BETAMERICA, LLC
CALDER RACE COURSE, INC.
CDIHC, LLC
CHURCHILL DOWNS INTERACTIVE GAMING, LLC
CHURCHILL DOWNS MANAGEMENT COMPANY, LLC
CHURCHILL DOWNS RACETRACK, LLC
CHURCHILL DOWNS TECHNOLOGY INITIATIVES COMPANY
COLONIAL DOWNS GROUP, LLC
DCGD, LLC
DERBY CITY GAMING, LLC
DERBY CITY GAMING DOWNTOWN, LLC
ELLIS ENTERTAINMENT, LLC
HCRH, LLC
KYCR HOLDINGS, LLC
KYMALIMI, LLC
LAGO RESORT & CASINO, LLC
LLN PA, LLC
MAGNOLIA HILL, LLC
MVGR, LLC
NKYRG, LLC
RICHMOND VA DEVELOPMENT, LLC
RICHMOND VA MANAGEMENT, LLC
RVA GROUP II, LLC
RVA HOLDINGS GROUP, LLC
SW GAMING LLC
TROPICAL PARK, LLC
TURFWAY PARK, LLC
WKY DEVELOPMENT, LLC
YOUBET.COM, LLC

By:	/s/ Marcia A. Dall
Name:	Marcia A. Dall
Title:	Treasurer

[Signature Page to Incremental Joinder Agreement No. 2]

CHURCHILL DOWNS LOUISIANA VIDEO POKER COMPANY, L.L.C.
PID, LLC
OLD BAY GAMING AND RACING, LLC
VIDEO SERVICES, L.L.C.

By:	/s/ Maureen Adams
Name:	Maureen Adams
Title:	Treasurer

ARLINGTON OTB CORP.
QUAD CITY DOWNS, INC.

By:	/s/ Bradley K. Blackwell
Name:	Bradley K. Blackwell
Title:	Secretary

UNITED TOTE COMPANY

By:	/s/ Benjamin C. Murr
Name:	Benjamin C. Murr
Title:	Treasurer

OCEAN DOWNS LLC
OCEAN ENTERPRISE 589 LLC
RACING SERVICES LLC

By:	/s/ Maureen Adams
Name:	Maureen Adams
Title:	President

OLD BAY BEVERAGE COMPANY, LLC

By:	/s/ Maureen Adams
Name:	Maureen Adams
Title:	Secretary

[Signature Page to Incremental Joinder Agreement No. 2]

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:	/s/ Karen B. Watson
Name:	Karen B. Watson
Title:	Authorized Signer

[Signature Page to Incremental Joinder Agreement No. 2]

JPMORGAN CHASE BANK, N.A., as a 2023 Incremental Term A Facility Lender, Term Facility Lender and Revolving Lender

By:	/s/ Karen B. Watson
Name:	Karen B. Watson
Title:	Authorized Signer

[Signature Page to Incremental Joinder Agreement No. 2]

PNC BANK, NATIONAL ASSOCIATION, as a 2023 Incremental Term A Facility Lender, Term Facility Lender and Revolving Lender

By:	/s/ Shelly Stephenson
Name:	Shelly Stephenson
Title:	Senior Vice President

[Signature Page to Incremental Joinder Agreement No. 2]

FIFTH THIRD BANK, NATIONAL ASSOCIATION, as a 2023 Incremental Term A Facility Lender, Term A Facility Lender and Revolving Lender

By:	/s/ Brook Miller
Name:	Brook Miller
Title:	Executive Director

[Signature Page to Incremental Joinder Agreement No. 2]

KEYBANK NATIONAL ASSOCIATION, as a Term A Facility Lender and Revolving Lender

By:	/s/ John J. DeLong
Name:	John J. DeLong
Title:	Vice President

[Signature Page to Incremental Joinder Agreement No. 2]

CAPITAL ONE, NATIONAL ASSOCIATION, as a 2023 Incremental Term A Facility Lender, Term Facility Lender and Revolving Lender

By:	/s/ Eric Purzycki
Name:	Eric Purzycki
Title:	Duly Authorized Signatory

[Signature Page to Incremental Joinder Agreement No. 2]

WELLS FARGO BANK, N.A., as a 2023 Incremental Term A Facility Lender, Term Facility Lender and Revolving Lender

By:	/s/ Brett McLane
Name:	Brett McLane
Title:	Vice President

[Signature Page to Incremental Joinder Agreement No. 2]

U.S. BANK NATIONAL ASSOCIATION, as a 2023 Incremental Term A Facility Lender, Term Facility Lender and Revolving Lender

By:	/s/ David A. Wombell
Name:	David A. Wombell
Title:	Senior Vice President

[Signature Page to Incremental Joinder Agreement No. 2]

MACQUARIE CAPITAL FUNDING LLC, as a 2023 Incremental Term A Facility Lender, Term A Facility Lender and Revolving Lender

By:	/s/ Ayesha Farooqi
Name:	Ayesha Farooqi
Title:	Authorized Signatory

By:	/s/ Lisa Grushkin
Name:	Lisa Grushkin
Title:	Authorized Signatory

[Signature Page to Incremental Joinder Agreement No. 2]

BANK OF AMERICA, N.A., as a 2023 Incremental Term A Facility Lender, Term A Facility Lender and Revolving Lender

By:	/s/ Brian D. Corum
Name:	Brian D. Corum
Title:	Managing Director

[Signature Page to Incremental Joinder Agreement No. 2]

MORGAN STANLEY BANK, N.A.,
as a 2023 Incremental Term A Facility Lender

By:	/s/ Michael King
Name:	Michael King
Title:	Authorized Signatory

[Signature Page to Incremental Joinder Agreement No. 2]

TRUIST BANK,
as a 2023 Incremental Term A Facility Lender

By:	/s/ Tesha Winslow
Name:	Tesha Winslow
Title:	Director

[Signature Page to Incremental Joinder Agreement No. 2]

FIRST HORIZON BANK,
as a 2023 Incremental Term A Facility Lender

By:	/s/ Brian Reeves
Name:	Brian Reeves
Title:	Senior Vice President

[Signature Page to Incremental Joinder Agreement No. 2]

PINNACLE BANK,
as a 2023 Incremental Term A Facility Lender

By:	/s/ Bryan Hulker
Name:	Bryan Hulker
Title:	Senior Vice President

[Signature Page to Incremental Joinder Agreement No. 2]

SCHEDULE A

2023 Incremental Term A Loan Commitments

Name of 2023 Incremental Term A Facility Lender	Amount
JPMorgan Chase Bank, N.A.	$38,750,000.00
Bank of America, N.A.	$38,750,000.00
Capital One, National Association	$50,000,000.00
Fifth Third Bank, National Association	$25,000,000.00
Morgan Stanley Bank, N.A.	$75,000,000.00
PNC Bank, National Association	$27,500,000.00
Truist Bank	$100,000,000.00
U.S. Bank National Association	$27,500,000.00
Wells Fargo Bank, National Association	$27,500,000.00
First Horizon Bank	$25,000,000.00
Pinnacle Bank	$50,000,000.00
Macquarie Capital Funding LLC	$15,000,000.00
Total	$500,000,000.00

SCHEDULE B

Jurisdictions of Local Counsel Opinions

Kentucky

Illinois

Montana

Florida

Louisiana

Mississippi

Iowa

Maryland

Maine

Pennsylvania

New Hampshire